Exhibit 10.1
TERMINATION OF
CHANGE OF CONTROL AGREEMENT

THIS AGREEMENT, made by and between NOBLE ENERGY, INC. (“Employer”), a Delaware corporation, and DAVID L. STOVER (“Executive”),
WITNESSETH THAT:
WHEREAS, Employer and Executive entered into a Change of Control Agreement dated July 27, 2004, as amended and restated effective January 1, 2008, and as subsequently amended thereafter (the “Change of Control Agreement”); and
WHEREAS, Employer has established the Noble Energy, Inc. Change of Control Severance Plan for Executives (the “Plan”) to provide for the payment of severance benefits to eligible employees of Employer and its participating affiliates upon certain terminations of employment following a change in the control of Employer; and
WHEREAS, Executive presently is ineligible to participate in the Plan because Executive is a party to the Change of Control Agreement; and
WHEREAS, Employer and Executive now desire to terminate the Change of Control Agreement effective as of October 21, 2014 so that upon such termination Executive will become a Covered Employee (within the meaning of the Plan) who is eligible to participate in the Plan;
NOW, THEREFORE, in consideration of the premises, the parties hereto do hereby agree and acknowledge as follows:
1.    Executive and Employer hereby agree that the Change of Control Agreement is hereby terminated and canceled in its entirety effective as of October 21, 2014, and effective immediately upon such termination Executive will become a Covered Employee (within the meaning of the Plan) who is eligible to participate in the Plan in accordance with the terms and provisions of the Plan.
2.    Executive hereby acknowledges that Executive has received and reviewed a copy of the Plan, and agrees to be bound by the terms and provisions of the Plan.

IN WITNESS WHEREOF, this Agreement has been executed by the parties on this 21st day of October, 2014.

EMPLOYER:

NOBLE ENERGY, INC.

By: /s/ A. Lee Robison

A.	LEE ROBISON
Senior Vice President

EXECUTIVE:

/s/ David L. Stover
DAVID L. STOVER